SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 8, 2004

                                   __________


                                   KROLL INC.
             (Exact name of registrant as specified in its charter)



           Delaware                   000-21629                  13-4131019
 (State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
       of incorporation)                                     Identification No.)



              900 Third Avenue
                New York, NY                                      10022
  (Address of principal executive offices)                      (Zip code)


Registrant's telephone number, including area code: (212) 593-1000

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Item 1.     Changes in Control of Registrant

      On July 8, 2004, pursuant to an Agreement and Plan of Merger, dated as of May 18, 2004 (the "Merger Agreement"), by and among Kroll Inc. ("Kroll"), Marsh & McLennan Companies, Inc. ("MMC") and King Merger Corp. ("Merger Sub"), a wholly-owned subsidiary of MMC, Merger Sub merged with and into Kroll and Kroll became a wholly-owned subsidiary of MMC. In the merger, each outstanding share of common stock of Merger Sub was converted into one share of common stock of Kroll. Following completion of the merger, MMC owns 100% of the voting securities of Kroll. In the merger, each share of Kroll common stock outstanding immediately prior to the merger was converted into the right to receive $37 in cash. All stock options outstanding immediately prior to the merger, whether vested or unvested, have been converted into the right to receive, for each share of Kroll common stock subject to the option, a cash payment equal to $37 less the per share exercise price of the option.

      MMC paid approximately $1.9 billion to acquire Kroll pursuant to the Merger Agreement. MMC financed the purchase price by issuing commercial paper and borrowing under its existing credit facility.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              KROLL INC.


                              By: /s/ Michael A. Petrullo
                                 ------------------------------------------
                                 Name:  Michael A. Petrullo
                                 Title: Chief Operating Officer and Executive
                                        Vice President


Date:  July 22, 2004




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